Page 13 of 27 Pages


                                    EXHIBIT D




                          REGISTRATION RIGHTS AGREEMENT


               This Registration Rights Agreement (the "Agreement") is made and entered as of this 26th day of January, 1996, by and among HEARx LTD, a Delaware corporation (the "Company"), Invemed Associates, Inc., a New York corporation ("Invemed"), and the Investors listed on Schedule A hereto pursuant to the Stock Purchase Agreement (the "SPA") dated as of the date hereof, by and among the Company, Invemed and the Investors.

               The parties hereby agree as follows:

               1.   Certain Definitions

               As used in this Agreement, the following terms shall have the following meanings:

               "Common Stock" shall mean the Common Stock, par value $0.10 per share, of the Company.

               "Invemed Warrants" means warrants to purchase up to 2,250,000 shares of Common Stock issued pursuant to the SPA.

               "Investors" shall mean the Investors as defined in the SPA.

               "Investor Warrants" means warrants to purchase up to an aggregate of 14,909,090 shares of Common Stock issued pursuant to the SPA.

               "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

               "1996 Preferred Stock" shall mean the 1996 Senior Preferred Stock, par value $1.00 per share, of the Company.

               "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such registration statement or document.

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                                                             Page 14 of 27 Pages

               "Registrable Securities" shall mean (i) the Common Stock acquired upon the exercise of the Investor Warrants or the Invemed Warrants and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Agreement are not assigned.

               "Registration Statement" shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               "SEC" means the U.S. Securities and Exchange Commission.

               "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Warrants" means the Invemed Warrants and the Investor Warrants.

               2.   Demand Registration.

                    (a) Request for Registration. The holders of more than 50% of the Registrable Securities (computed in accordance with the provisions of the third and fourth sentence of Section 9(b)) may request registration under the 1933 Act of those Registrable Securities described in the notice to the Company requesting such registration. Within ten days after receipt of any such request, the Company will give written notice of such request to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the holder has given notice to the Company of such holder's request for inclusion therein within 30 days after the receipt by such holder of the Company's notice. The holders of those Registrable Securities who originally requested registration and the holders who, in the manner specified above, thereafter requested to be included in such registration shall be collectively referred to herein as the "Participating Holders." If adverse tax consequences to the holder might result from exercise of the Warrant and the subsequent sale of the Common Stock acquired pursuant to the Warrant, the Company will use its best efforts to cause the underwriter of any underwritten Demand Registration or underwritten Piggyback Registration to purchase and exercise such Warrant or portion thereof as may be proffered by the holder thereof so that the holder may sell the Warrant or a portion thereof.

                    (b)  Demand   Registration.   The  holders  of   Registrable
Securities  will  collectively  be entitled to only one demand  registration  as

                                      -2-
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                                                             Page 15 of 27 Pages

provided in subsection (a) above (the "Demand Registration") and that demand may be made at any time specified in subsection (a) by the holders of at least 50% of all outstanding Registrable Securities. The Company will pay all Registration expenses associated therewith, excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or fees or expenses of counsel to the holders in excess of $15,000. The Demand Registration will be a short-form registration on Form S-3 or any successor form thereof if the Company is permitted to use such short form. No securities other than Registrable Securities shall be included in the Demand Registration without the consent of the holders of at least 50% of all outstanding Registrable Securities.

                    (c) Restrictions on Registration. The Company will not be obligated to effect any long-form Registration within six months after the effective date of a registration in which the holders of Registrable Securities were given piggyback rights pursuant to paragraph 3. The Company may postpone for up to three months the filing or the effectiveness of a registration statement for the Demand Registration if the Company's Board of Directors determines in good faith that the Demand Registration can be reasonably expected to have a materially adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in a transaction or series of transactions that are or may be material to the Company; provided that the Company may exercise this right only once in any 180 day period; and, provided further, that in the event the Company exercises this right, the Participating Holders will be entitled to withdraw such request and, if such request is withdrawn, such demand will not count as the Demand Registration.

                    (d) Selection of Underwriters. The Participating Holders, by action of the holders of a majority of the Registrable Securities to be included in such registration, will have the right to select one or more investment banker(s) and manager(s), reasonably acceptable to the Company, to administer the offering.

               3.   Piggyback Registrations.

                    (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the 1933 Act, other than (i) pursuant to the Demand Registration, (ii) any other demand registration now outstanding to other holders of the Company's securities (which holders have the right to exclude holders of Registrable Securities from such registration) or (iii) registration on Form S-8, the Company will give 30 days prior written notice to all holders of Registrable Securities of the intention to effect such a registration and, subject to the provisions of subsection (c) hereof, will include in such registration all Registrable Securities with respect to which the holder has given notice of request for inclusion therein to the Company within 15 days after the receipt of the Company's notice (a "Piggyback Registration" and such requesting holders of Registrable Securities being herein referred to as "Piggyback Holders").

                    (b) Piggyback Expenses. The Company will pay all Registration expenses of the Piggyback Holders, excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities and excluding fees or expenses of counsel to the holders in excess of $5,000.

                                      -3-
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                                                             Page 16 of 27 Pages

                    (c) Priority on Piggyback Registration. If in respect of an underwritten Piggyback Registration, the managing underwriters advise the Company in writing that in their opinion, the number of securities to be included in such registration exceeds the number which can be sold in such offering, the priority of registration will be as follows: (i) first, the shares sought by the Company to be registered shall be included in such registration; and (ii) second, if all such shares are so included, all Registrable Securities requested by the Piggyback Holders to be included in such registration shall be so included along with other registrable securities of other holders exercising or otherwise given piggyback registration rights, pro rata on the basis of the number of shares requested to be included in each registration by such holders.

                    (d) Selection of Underwriters. The Company will have the right to select one or more investment banker(s) and manager(s) to administer the offering.

               4.   Holdback Agreements.

                    (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which such holder's Registrable Securities are included (except as part of such underwritten registration) unless the underwriters managing the registered public offering otherwise agree; provided, that in no event shall a holder of Registrable Securities be subject to a limitation on sale or distribution that covers a period longer than that to which any other securityholder whose securities are included in the registration is subject.

                    (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registration on Form S-8), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 5% of any class of its equity securities, or any person that would own 5% of the Company's outstanding equity securities on conversion, exchange or exercise of securities convertible into or exchangeable or exercisable for such securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering made subsequent to such offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

               5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

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                                                             Page 17 of 27 Pages

                    (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period which will terminate when all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold or a period of one year, whichever is shorter;

                    (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section Page 1 of 27 Pages 5(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities; provided that, at a time reasonably prior to the filing of a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company will furnish to the Participating Holders or the Piggyback Holders, as the case may be, copies of all documents proposed to be filed, which documents will be subject to the comments of the Participating Holders or the Piggyback Holders, as the case may be, and their counsel;

                    (c) notify the Participating Holders or the Piggyback Holders, as the case may be, promptly, and confirm such advice in writing, (i) when the Prospectus or any supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                    (d) make reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

                    (e) furnish to the Participating Holders or the Piggyback Holders, as the case may be, at least five copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                    (f) deliver to each Participating Holder or Piggyback Holder, as the case may be, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such holder may reasonably request in order to facilitate the disposition of the Registrable Securities;

                    (g) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Participating Holders or the Piggyback Holders, as the case may be, and the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Participating Holders or the Piggyback Holders, as the case may be, or any underwriter

                                      -5-
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                                                             Page 18 of 27 Pages

reasonably requests in writing and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                    (h) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

                    (i) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, usual and customary in form, with the managing underwriter of such offering; the Participating Holders or the Piggyback Holders, as the case may be, shall also enter into and perform their obligations under such agreement, usual and customary in form; the Company shall take such other actions as the underwriters reasonably request in order to expedite or facilitate a disposition of the Registrable Securities;

                    (j) upon request, furnish to each Participating Holder or Piggyback Holder, as the case may be, a signed counterpart, addressed to such holder, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as the principal underwriter with respect to such registration may reasonably request (or, if such registration does not involve an underwritten offering, as may reasonably (i.e., in conformity with Statement on Auditing Standards No. 72, as amended, or any successor statement thereto) be requested by holders of a majority of the Registrable Securities included in such registration);

                    (k) immediately notify each Participating Holder or Piggyback Holder, as the case may be, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to

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                                                             Page 19 of 27 Pages

state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                    (l) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration or the disposition of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve months, beginning after the effective date of the applicable Registration Statement, which earnings statement shall satisfy the provisions of subsection 11(a) of the 1933 Act (for the purpose of this subsection 5(b), "Availability Date" means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter).

               6.   Indemnification.

                    (a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder or Piggyback Holder as the case may be, such holder's officers, directors, partners and employees and each person who controls such holder (within the meaning of the 1933 Act) and each underwriter, if any (including any broker or dealer which may be deemed an underwriter) and each person who controls any underwriter of the Registrable Securities against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney's fees) and expenses caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by such holder, expressly for use therein, or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any Registration Statement,
Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse, as incurred, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus which is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified party if a copy of such final Prospectus or amendment or supplement thereto had been made available to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action is required of such indemnified party by the 1933 Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 4(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the permitted transfer of the Registrable Securities.

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                                                             Page 20 of 27 Pages


                    (b) Indemnification by Holder of Registrable Securities. In connection with any registration pursuant to the terms of this Agreement, the holder of Registrable Securities included in such registration will furnish to the Company in writing such information as the Company reasonably requests concerning the holder or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by the holder of Registrable Securities to the Company specifically for inclusion in such Registration Statement or Prospectus and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto. In no event shall the liability of the holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of all expense paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue statement or omission) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                    (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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                                                             Page 21 of 27 Pages

                    (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

               7. Holders Entitled to Equivalent Rights. If the registration rights of the holders of Registrable Securities granted pursuant to this Agreement are less favorable to such holders than registration rights available to any other holder ("Other Holder") of securities of the Company on the date hereof ("Other Rights") are to such Other Holder, this Agreement shall be immediately and automatically amended, without the requirement of any action by the parties hereto, to provide the holders of Registrable Securities under this Agreement with registration rights at least as favorable as such Other Rights.

               8. Termination. The Company shall be under no obligation to effect any registration under this Agreement with respect to any Registrable Securities that may be sold pursuant to Rule 144(k) under the 1933 Act, and this Agreement shall terminate with respect to those securities.

               9.   Miscellaneous.

                    (a) Remedies. If the Company shall breach its obligations to register the Registrable Securities pursuant to this Agreement, the Investors shall be entitled to exercise all rights provided herein or granted by law, including recovery of damages, or in equity, including specific performance.

                    (b) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least 66 2/3% or more of the shares of Registrable Securities (and, in the case of any amendment, action or omission to act that affects adversely any specific holder of Registrable Securities or a specific group of holders of Registrable Securities, the written consent of each such holder or holders of 75% or more of the Registrable Securities held by such group). Each holder of any Registrable Securities at the time and any subsequent holder of Registrable Securities shall be bound by any consent authorized by this subsection 9(b), whether or not such Registrable Securities shall have been marked to indicate such consent. The percentage of Registrable Securities held

                                                             Page 22 of 27 Pages

by a holder or holders for purposes of this paragraph shall be based on the sum of the shares then currently issuable upon exercise of Warrants held by such holder or holders plus shares issuable upon exercise of Warrants which such holder or holders would be holding if Warrants for such shares owned by such holder or holders had not been exercised. Warrants and shares issued upon the exercise of Warrants that are not Registrable Securities will be excluded from the computation set forth in the preceding sentence. Notwithstanding the foregoing, this Agreement shall automatically be amended in accordance with the provisions of Section 7.

                    (c) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forthin Section 8.4 of the SPA.

                    (d) Assignments and Transfers by Investors. This Agreement and all the rights and obligations of the Investors hereunder may not be assigned or transferred to any transferee or assignee except as set forth herein. Each Investor may make such assignment or transfer to any transferee or assignee of any Registrable Securities, provided, that (i) such transfer is made expressly subject to this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof, and (ii) the Company is provided with written notice of such assignment. The Investors may assign or transfer their rights and obligations hereunder to each other, so long as the Company is provided with written notice of any such assignment or transfer. In addition, the Company hereby expressly consents to transfers or assignments of this Agreement and all the rights and obligations of an Investor hereunder by the Investor that is a partnership to its partners, pro rata in accordance with their ownership interests in the Investor, by an Investor that is a corporation, to its executive officers, directors, or shareholders, and by an Investor that is an individual to his or her spouse or children, provided, however, that (i) such transfer is made expressly subject to this Agreement and each transferee agrees in writing to be bound by the terms and conditions hereof, and (ii) the Company is provided with written notice of any such assignment.

                    (e) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company without the prior written consent of Investors, except that without the prior written consent of the Investors, but after notice duly given, the Company shall assign its rights and delegate its duties hereunder to any successor-in-interest corporation, and such successor-in-interest shall assume such rights and duties, in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company which results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets.

                    (f) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                                                             Page 23 of 27 Pages

                    (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    (h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                    (i) Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                    (j)  Severability.   If  one  or  more  provisions  of  this
Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                    (k) Further Assurances. The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                    (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                    (m) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


The Company:                            HEARx LTD.


                                        By:  /S/ PAUL A. BROWN, M.D.
                                             ----------------------------------
                                             Name:  Paul A. Brown, M.D.
                                             Title: Chairman of the Board


Invemed:                                INVEMED ASSOCIATES, INC.


                                        By:  /S/
                                             ----------------------------------
                                             Name:
                                             Title:

                                                             Page 24 of 27 Pages


The Investors:
                                        /S/ HARRIS BERENHOLZ
                                        ---------------------------------------
                                        Harris Berenholz


                                        /S/ SCOTT BESSENT
                                        ---------------------------------------
                                        Scott Bessent


                                        /S/ ARTHUR M. BLANK
                                        ---------------------------------------
                                        Arthur M. Blank


                                        /S/ RONALD M. BRILL
                                        ---------------------------------------
                                        Ronald M. Brill


                                        /S/ ELLIOT P. BRODY
                                        ---------------------------------------
                                        Elliot P. Brody


                                        /S/ WALTER E. BURLOCK
                                        ---------------------------------------
                                        Walter E. Burlock


                                        /S/ WALTER CHANNING
                                        ---------------------------------------
                                        Walter Channing


                                        /S/ STANLEY DRUCKENMILLER
                                        ---------------------------------------
                                        Stanley Druckenmiller

                                                             Page 25 of 27 Pages


                                        /S/ JOHN A. EHINGER
                                        ---------------------------------------
                                        John A. Ehinger


                                        /S/ MARIANNE EHINGER
                                        ---------------------------------------
                                        Marianne Ehinger


                                        /S/ GARY ERLBAUM
                                        ---------------------------------------
                                        Gary Erlbaum


                                        /S/ ARMINIO FRAGA
                                        ---------------------------------------
                                        Arminio Fraga


                                        /S/ GARY GLADSTEIN
                                        ---------------------------------------
                                        Gary Gladstein


                                        /S/ JOHN M. HENNESSY
                                        ---------------------------------------
                                        John M. Hennessy


                                        /S/ CARLISLE JONES
                                        ---------------------------------------
                                        Carlisle Jones


                                        /S/ CRISTINA H. KEPNER
                                        ---------------------------------------
                                        Cristina H. Kepner


                                        /S/ BRUCE M. LANGONE
                                        ---------------------------------------
                                        Bruce M. Langone


                                        /S/ KENNETH G. LANGONE
                                        ---------------------------------------
                                        Kenneth G. Langone

                                                             Page 26 of 27 Pages


                                        /S/ ELIZABETH LARSON
                                        ---------------------------------------
                                        Elizabeth Larson


                                        /S/ STEPHEN A. LEVIN
                                        ---------------------------------------
                                        Stephen A. Levin


                                        /S/ BERNARD MARCUS
                                        ---------------------------------------
                                        Bernard Marcus


                                        /S/ G. ALLEN MEBANE
                                        ---------------------------------------
                                        G. Allen Mebane


                                        /S/ CHARLES J. MURPHY
                                        ---------------------------------------
                                        Charles J. Murphy


                                        /S/ GABRIEL NECHAMKIN
                                        ---------------------------------------
                                        Gabriel Nechamkin


                                        /S/ MARK SONNINO
                                        ---------------------------------------
                                        Mark Sonnino


                                        /S/ GEORGE SOROS
                                        ---------------------------------------
                                        George Soros


                                        /S/ ANDREW R. TAUSSIG
                                        ---------------------------------------
                                        Andrew R. Taussig


                                        /S/ SUSAN F. TAUSSIG
                                        ---------------------------------------
                                        Susan F. Taussig


                                        /S/ THOMAS L. TEAGUE
                                        ---------------------------------------
                                        Thomas L. Teague

                                                             Page 27 of 27 Pages




                                        /S/ SEAN WARREN
                                        ---------------------------------------
                                        Sean Warren


                                        /S/ MICHAEL C. NEUS
                                        ---------------------------------------
                                        Michael C. Neus


                                        /S/ MICHAEL ERLBAUM
                                        ---------------------------------------
                                        Michael Erlbaum



                                        /S/ STEVEN ERLBAUM
                                        ---------------------------------------
                                        Steven Erlbaum